Exhibit 32

SECTION 1350 CERTIFICATION

The undersigned officer of Nabi Biopharmaceuticals, or the Company, hereby certifies that, as of the date of this statement, the Company’s report on Form 10-Q for the quarter ended September 25, 2010, or the Report, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that, to the best of his knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition of the Company as of September 25, 2010 and the results of operations of the Company for the three- and nine-month periods ended September 25, 2010.

The purpose of this certification is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002. This statement is not “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Act or any other federal or state law or regulation.

Date: November 3, 2010	By:	/s/ Raafat E.F. Fahim, Ph.D.
	Name:	Raafat E.F. Fahim, Ph.D.
	Title:	President, Chief Executive Officer and acting Chief Financial Officer